September 24, 2015

Each of the Borrowers listed
on Appendix I hereto
One Post Office Square
Boston, MA 02109
Attention:	Jonathan S. Horwitz,
Executive Vice President, Principal Executive Officer,
Treasurer and Compliance Liaison

RE:	Putnam Funds Amended and Restated Uncommitted Line of Credit

Ladies and Gentlemen:

State Street Bank and Trust Company (the “Bank”) has previously made available a $235,500,000 discretionary, uncommitted, unsecured line of credit (the “Existing Uncommitted Line”) to each of the management investment companies registered under the Investment Company Act listed on Appendix I (each, an “Existing Borrower”) attached to that certain loan agreement dated July 6, 2010 (as amended prior to the date hereto, the “Existing Loan Agreement”), each acting on behalf of itself or on behalf of one or more of its designated fund series. The obligations of the Existing Borrowers arising under the Existing Uncommitted Line are evidenced by an amended and restated promissory note in the original principal amount of $235,500,000, dated June 27, 2014, executed by each of the Existing Borrowers, for itself or on behalf of such designated fund series thereof, in favor of the Bank (as amended, the “Existing Note”).

The parties hereto have agreed to amend and restate the Existing Loan Agreement in its entirety as set forth below. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Bank is pleased to make available a $235,500,000 uncommitted unsecured revolving line of credit (the “Uncommitted Line”) to each of the management investment companies registered under the Investment Company Act listed on Appendix I attached hereto (each, a “Borrower”), each acting on behalf of itself or on behalf of one or more of its respective Funds (as defined in Section 16), in each case acting separately from all of the other Borrowers and Funds and not jointly or jointly and severally with any of them, on the following terms and conditions:

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I. Uncommitted Line

1. Term. The Uncommitted Line shall commence on the date hereof and expire on September 22, 2016 (the “Expiration Date”), unless extended by mutual agreement of the Bank and the Borrowers or, with respect to any Fund, terminated by a Borrower on behalf of such Fund as provided herein. A Borrower, on behalf of one of its respective Funds, may terminate the Uncommitted Line with respect to such Fund upon three (3) days prior written notice and payment of all outstanding principal, interest, fees, costs, expenses and other amounts owing by such Fund to the Bank hereunder on the effective date of termination.

2. Notice and Manner of Borrowings. In the sole and absolute discretion of the Bank, and in any event subject to the terms and conditions hereof, the Bank may make revolving loans to a Borrower on behalf of any Fund under the Uncommitted Line (each such loan, a "Loan") up to a maximum aggregate principal amount outstanding at any one time equal to the Uncommitted Line Amount; provided that, in each case after giving effect to the requested Loan, (a) the aggregate outstanding Indebtedness for borrowed money of such Fund (including the aggregate principal amount of all Loans outstanding to such Fund hereunder, the aggregate principal amount of all loans, if any, outstanding to such Fund under the Syndicated Facility, and the aggregate principal amount of all Interfund Loans, if any, outstanding to such Fund) shall not exceed the Maximum Amount applicable to such Fund, (b) the aggregate principal amount of Loans outstanding to such Fund hereunder shall not exceed the Per Fund Limit Amount, and (c) the aggregate principal amount of Loans outstanding to all Borrowers on behalf of all Funds hereunder shall not exceed the Uncommitted Line Amount. Each request for a Loan hereunder shall be made in writing by any Borrower on behalf of a Fund by delivering a completed loan request in the form of Exhibit B attached hereto and such other information or documentation as the Bank may reasonably request. Each such Loan request shall be made by any Borrower, on behalf of a Fund, and received by the Bank not later than 3:00 p.m., Boston time, on the Business Day on which such Loan is to be made. Each Loan request hereunder shall be deemed to be a confirmation by the applicable Borrower, on behalf of the applicable Fund, that no Default or Event of Default has occurred and is continuing hereunder with respect to such Fund, that the representations and warranties of such Borrower on behalf of such Fund described below remain true and correct, and that no borrowing limitations or restrictions applicable to such Fund or the Uncommitted Line (including those set forth in clauses (a) through (c) of the proviso above in this Section) will be exceeded after giving effect to the requested Loan, each of which shall be a precondition to the making of any Loan hereunder. Notwithstanding the foregoing, each of the Borrowers agrees and understands that the making of any Loan hereunder shall remain in the sole and absolute discretion of the Bank and the Bank shall have no commitment with respect thereto.

3. Evidence of Indebtedness. All Loans will be evidenced by a promissory note in the form attached hereto as Exhibit A executed by each of the Borrowers on behalf of its

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respective Funds (as amended, restated, extended, replaced or otherwise modified and in effect from time to time, the "Note"). Each Borrower, on behalf of its respective Funds, hereby authorizes the Bank to record each Loan and the corresponding information on the Bank’s books and records (including the schedule forming part of the Note), and, absent manifest error, this record shall govern and control. The failure by the Bank to record, or any error in so recording, any such amount on the Bank's books and records, such schedule, or any other record maintained by the Bank, shall not limit or otherwise affect the obligation of each of the Borrowers, on behalf of its respective Funds, to make payments of principal of and interest on each Loan as provided herein and in the Note.

4. Interest Rate. Principal on each outstanding Loan shall bear interest at a variable rate per annum equal to the Federal Funds Rate plus 1.30%, which rate shall be subject to change from time to time as and when the Federal Funds Rate changes. Interest on each Loan shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Upon the occurrence of an Event of Default described in Section II(3)(e) or (f) with respect to the applicable Fund, immediately and automatically, and otherwise upon notice from the Bank to a Borrower, on behalf of any of its respective Funds, given at any time following the occurrence and during the continuance of an Event of Default hereunder with respect to such Fund unpaid principal on any Loan incurred by such Borrower on behalf of such Fund, and to the extent permitted by applicable law, unpaid interest on such Loan, shall thereafter bear interest, compounded monthly and payable on demand, until paid in full (after as well as before judgment) at a rate per annum equal to two percent (2%) above the rate otherwise applicable to such Loan hereunder.

5. Payments and Prepayments; Recourse. (a) Each of the Borrowers, on behalf of its respective Funds, hereby promises to pay accrued interest on all Loans incurred by it monthly in arrears on the fifteenth day of each calendar month for the immediately preceding calendar month; provided, however, that in each such case if such day on which interest on any Loans is due is not a Business Day, interest shall be payable on the next preceding Business Day. Each of the Borrowers, on behalf of its respective Funds, hereby promises to repay the principal amount of each outstanding Loan incurred by it, together with all accrued and unpaid interest thereon, upon the earliest of (i) sixty (60) days following the date on which such Loan is made, (ii) the date on which such Loan becomes due pursuant to Section II(4) below following the occurrence and during the continuance of an Event of Default, or (iii) the Expiration Date. Each of the Borrowers, on behalf of each of its respective Funds, further covenants and agrees to immediately repay (1) the outstanding aggregate principal amount of any Indebtedness for borrowed money of any such Fund at any time (including the then outstanding aggregate principal amount of all Loans to such Fund hereunder and including the aggregate principal amount of all loans, if any, outstanding to such Fund under the Syndicated Facility) to the extent such amount exceeds the Maximum Amount applicable to such Fund at such time, and (2) any amount by which the then outstanding aggregate principal amount of all Loans to any such Fund at any time exceeds the Per Fund Limit Amount, in each case upon the earlier to occur of such

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Borrower first becoming aware of any such circumstance or demand by the Bank. Each of the Borrowers, on behalf of each of its respective Funds having Loans outstanding at any time, further covenants and agrees that it shall make such repayments of the Loans outstanding to each such Fund at any time to the extent required such that the then outstanding aggregate principal amount of all Loans to all Funds hereunder shall at no time exceed the Uncommitted Line Amount, in each case upon the earlier to occur of such Borrower first becoming aware of any such circumstance or demand by the Bank. Loans may be prepaid at the option of the Borrowers without penalty or premium, and any amounts prepaid may be reborrowed in the Bank’s sole discretion and otherwise subject to the terms hereof. Notwithstanding the foregoing or any other provision of this Agreement, there shall be a period with respect to each Fund hereunder consisting of at least one Business Day during each sixty (60) day period during which this Agreement is in effect when no Loans are outstanding to such Fund. Each Borrower, on behalf of its respective Funds, promises to make such payments of one or more Loans as are necessary to comply with the foregoing sentence.

(b) All payments by the Borrowers on behalf of their respective Funds hereunder and under any of the other Loan Documents shall be made not later than 2:00 p.m. Boston time on the date due in immediately available United States dollars at the Bank's office at 100 Huntington Avenue, Tower 2, Floor 4, Boston, Massachusetts or as otherwise directed in writing by the Bank. Each of the Borrowers, on behalf of its respective Funds, hereby authorizes and irrevocably directs the Bank, at the Bank’s option at any time upon and following the due date for payment by such Borrower of any amounts under the Loan Documents, and without any further notice to or consent of such Borrower, to debit any account(s) of such Borrower with the Bank and apply amounts so debited toward the payment of any such amounts due and owing by such Borrower under the Loan Documents. Notwithstanding such authorization and direction, each Borrower hereby further acknowledges and agrees that (i) the Bank shall have no obligation to so debit any such account(s) and shall have no liability whatsoever to such Borrower for any failure to do so, and (ii) such Borrower shall fully retain the obligation under the Loan Documents to make all payments thereunder when due. All such payments by the Borrowers on behalf of their respective Funds hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein (excluding taxes that are imposed on the Bank’s overall net income (or franchise taxes imposed in lieu thereof) by the United States and by the state under the laws of which the Bank is organized (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions and conditions being herein referred to as “Taxes”)) unless a Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon a Borrower with respect to any amount payable by it hereunder or under any of the Loan Documents, such Borrower will pay to the Bank, on the date on which such amount is due and payable hereunder or under the Loan Documents, such additional amount in United States dollars

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as shall be necessary to enable the Bank to receive the same net amount which the Bank would have received on such due date had no such obligation been imposed upon such Borrower. The applicable Borrower will deliver promptly to the Bank certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Borrower hereunder or under the Loan Documents. In addition, each of the Borrowers, on behalf of its respective Funds, shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or any of the Loan Documents (herein referred to as “Other Taxes”). Each of the Borrowers, on behalf of its respective Funds, shall indemnify the Bank for and hold the Bank harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section I(5)(b), imposed on or paid by the Bank and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification payment shall be made within 30 days from the date the Bank makes written demand therefor. A certificate as to the amount of such payment or liability, delivered to such Borrower by the Bank, shall be conclusive in the absence of manifest error. If the Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section I(5)(b), it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section I(5)(b) with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Bank and without interest (other than any interest paid by the relevant governmental authority with respect to such refund), provided that each Borrower, upon the request of the Bank, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant governmental authority) to the Bank in the event that the Bank is required to repay such refund to such governmental authority. This subsection shall not be construed to require the Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other person.

(c) The Bank and each of the Borrowers acknowledge and agree that the Bank shall look solely to the property of each respective Fund for the enforcement of any claim against such Fund. None of the trustees, officers, employees, agents or shareholders of any Borrower or any Fund assumes any personal liability for the obligations entered into by any Borrower on behalf of any Fund with respect to the Uncommitted Line. In addition, the principal amount of any Loan, and accrued interest thereon, and any fees, costs, expenses, indemnities or other amounts payable in connection with or relating to any Fund or any Loan pursuant to this Agreement (other than any fees, costs, expenses, indemnities or other amounts payable to the Bank pursuant to the terms hereof not specific or identifiable to any Fund or Funds or any particular Loan), shall be paid or repaid solely from the assets of such Fund (or the Fund to which such Loan is made), and the Bank shall have no right of recourse or offset against the assets of any other Fund or any other series of any Borrower for such amounts. Each Fund shall

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be severally (and not jointly or jointly and severally) liable to the Bank hereunder for fees, costs, expenses, indemnities or other amounts owed to the Bank pursuant to the terms hereof that are not specific or identifiable to any Fund or Funds or any particular Loan in accordance with such Fund’s ratable portion thereof based upon the relative Net Assets of each Fund at any time of determination or based upon such other method reasonably acceptable to the Bank as the board of directors or trustees of the respective Borrowers may determine upon prior written notice to the Bank.

6. Use of Loan Proceeds. Proceeds of Loans may be used solely for temporary or emergency purposes, including, without limitation, to temporarily finance the redemption of the shares of an investor of the Fund on behalf of which a Loan is made, or to temporarily finance the purchase or sale of securities for prompt delivery if the Loan is to be repaid promptly in the ordinary course of business upon completion of such purchase or sale transaction, or for other temporary and emergency purposes in each case consistent with the then current investment objectives and investment restrictions of the Fund on behalf of which a Loan is made; provided that such use of proceeds of each such Loan (a) shall constitute an “Exempted Transaction” as described in section 221.6(f) of Regulation U, (b) shall otherwise constitute an “Exempted Transaction” under, or shall not constitute a “purpose credit” for purposes of, Regulation U, or (c) shall not otherwise cause such loans to violate the provisions of Regulation U; provided, further, that no proceeds of any Loan made hereunder shall be used to make any Interfund Loan. In the event that the proposed use of proceeds of any Loan to a Fund shall not constitute an “Exempted Transaction” under Regulation U, but shall nonetheless constitute a “purpose credit” for purposes thereof, the applicable Borrower, on behalf of such Fund, at the time of the request for such Loan is made, shall furnish the Bank with an updated statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U. Each Loan shall be made in compliance with, and subject to, the relevant Fund’s Prospectus and Regulation U and no portion of any proceeds of any Loan shall be used directly or indirectly in violation of any provision of any statute, regulation, order or restriction applicable to the Bank, any Borrower or any Fund.

7. Addition of Borrowers and Funds. With the prior written consent of the Bank in its sole discretion (exercised in accordance with the Bank’s current guidelines and practices) and in any event no more than once per calendar quarter, any Borrower may request the addition to this Agreement of (a) one or more management investment companies registered under the Investment Company Act as a Borrower hereunder or (b) any fund series of a Borrower as a Fund hereunder. In no event will any such additional management investment company or fund series be added to this Agreement if such management investment company or fund series is advised or sub-advised by the Bank or an affiliate of the Bank. The addition of any such management investment company or fund series shall be subject to consent by the Bank in its sole discretion and completion of an appropriate amendment to this Agreement and such other documentation as the Bank may reasonably require, including without limitation current prospectus and related information; corporate, trust or similar existence and authorization documentation; and

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appropriate legal opinions, in each case with respect to any proposed new Borrower or Fund as the Bank may reasonably require.

8. Upfront Fee. Each of the Borrowers, on behalf of its respective Funds, hereby agrees to pay to the Bank on the date hereof a closing fee in an aggregate amount for all Borrowers equal to $94,200, payable as a condition precedent to closing. Such fee shall be non-refundable and shall be deemed fully earned by the Bank on the date hereof.

9. Additional Costs; Capital Adequacy. (a) If any new law, rule or regulation, or any change after the date hereof in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its applicable lending office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency in connection therewith issued, promulgated or enacted after the date hereof shall:

(i) subject the Bank (or its applicable lending office) to any tax, duty or other charge with respect to the Loans, the Note or the Bank’s undertakings hereunder, or shall change the basis of taxation of payments to the Bank (or its applicable lending office) of the principal of or interest on the Loans or any other amounts due under this Agreement or the Bank’s undertakings hereunder, in each case, except for any tax on, or changes in the rate of tax on the overall net income of, or franchise taxes payable by, such Bank or its applicable lending office described in Section I(5)(b) above; or

(ii) impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank (or its applicable lending office) or shall impose on the Bank (or its applicable lending office) any other condition affecting the Loans, the Note or the Bank’s undertakings hereunder; or

(iii) impose on the Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans or the Bank’s undertakings hereunder;

and the result of any of the foregoing is to increase the cost to the Bank (or its applicable lending office) of making, funding, issuing, renewing, extending or maintaining any Loan or the Bank’s undertakings hereunder, or to reduce the amount of any sum received or receivable by the Bank (or its applicable lending office) under this Agreement or under the Note with respect thereto, by an amount deemed by the Bank to be material, then, promptly upon demand by the Bank (and in any event within thirty (30) days after demand by the Bank) and delivery to the Borrowers of the certificate required by clause (c) of this Section I(10), each of the Borrowers, on behalf of its respective Funds, shall pay to the Bank its ratable portion (calculated in accordance with Section

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I(5)(c) above) of the additional amount or amounts as will compensate the Bank for such increased cost or reduction.

(b) If the Bank shall determine that any change after the date hereof in any existing applicable law, rule or regulation or any new law, rule or regulation regarding liquidity or capital adequacy, or any change therein, or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any new request or directive of general applicability regarding liquidity or capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency issued, promulgated or enacted after the date hereof, has or would have the effect of reducing the rate of return on capital of the Bank (or its parent corporation) as a consequence of the Bank’s obligations hereunder to a level below that which the Bank (or its parent corporation) could have achieved but for such law, change, request or directive (taking into consideration its policies with respect to capital adequacy and liquidity) by an amount deemed by the Bank to be material, then from time to time, promptly upon demand by the Bank (and in any event within thirty (30) days after demand by the Bank), each of the Borrowers, on behalf of its respective Funds, shall pay to the Bank its ratable portion (calculated in accordance with Section I(5)(c) above) of such additional amount or amounts as will compensate the Bank (or its parent corporation) for such reduction.

(c) The Bank will promptly notify the Borrowers of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section. A certificate of the Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the calculations used in determining such additional amount or amounts shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

(d) For the avoidance of doubt and notwithstanding anything herein to the contrary, for the purposes of this Section I(9), (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of law) and (ii) pursuant to Basel III, all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), shall in each case be deemed to be a change in law regardless of the date enacted, adopted, issued, promulgated or implemented.

II. General Loan Terms

1. Covenants. Until all obligations of the Borrowers and their respective Funds with respect to the Uncommitted Line have been paid in full and the Uncommitted Line has been

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terminated, unless otherwise consented to in writing by the Bank, each of the Borrowers hereby covenants and agrees as follows for itself and on behalf of each of its respective Funds but not as to any other Borrower or Funds (each of the Borrowers hereby acknowledging and agreeing that compliance with the following covenants shall not in any way compromise the absolute discretion of the Bank whether or not to make Loans under the Uncommitted Line):

(a) not to create, assume or suffer to exist any Indebtedness for borrowed money such that the outstanding principal amount of Indebtedness for borrowed money (including Loans hereunder and including loans, if any, under the Syndicated Facility) of any one Fund at any time exceeds the Maximum Amount of such Fund;

(b) not to issue any preferred stock or create, incur, assume, suffer to exist, or guarantee, any Indebtedness other than, to the extent permitted by the relevant Prospectus (i) Indebtedness owing to the Bank; (ii) Indebtedness owing to the Custodian of such Borrower or Fund incurred in connection with such custody relationship; (iii) subject to the provisions of Section II(1)(g) below, Indebtedness consisting of Interfund Loans outstanding to any Fund and incurred to the extent permitted by, and consistent with, the Interfund Lending Exemptive Order; (iv) Indebtedness arising under the Syndicated Facility; (v) preferred stock or Indebtedness issued or incurred with the prior written consent of the Bank; and (vi) Indebtedness (not for the primary purpose of borrowing money) incurred in the ordinary course of such Borrower’s or Fund's business in connection with Financial Contracts, portfolio investments or investment techniques permissible under the Investment Company Act and other applicable law and consistent with such Borrower’s or Fund’s investment policies and restrictions, but only to the extent such Indebtedness under clause (vi) is reflected as a liability in the calculation of such Borrower’s or Fund’s Adjusted Net Assets;

(c) not to create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien, hypothecation, or other charge or encumbrance upon any of its assets or properties, or enter into any agreement preventing it from encumbering any such assets or properties other than, to the extent permitted by the relevant Prospectus (i) those in favor of the Bank or its affiliates or subsidiaries; (ii) subject to the provisions of Section II(1)(g) below, liens incurred consistent with the Interfund Lending Exemptive Order securing Interfund Loans; (iii) those in favor of the Custodian of such Borrower or Fund securing Indebtedness permitted by Section II(1)(b)(ii) above; (iv) those for which the Bank has given its prior written consent; (v) those arising in the ordinary course of such Borrower’s or Fund’s business out of or in connection with portfolio investments (including Financial Contracts and reverse repurchase agreements), securities lending or investment techniques (not for the primary purpose of borrowing money) securing Indebtedness permitted by Section II(1)(b)(vi) above; and (vi) liens for taxes, fees, assessments and other governmental charges not yet due and payable and with respect to which reserves or other appropriate provisions as may be required by generally accepted accounting principles are being maintained;

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(d) to (i) duly observe and comply in all material respects with all applicable laws, including, without limitation, the Investment Company Act and any asset coverage and borrowing restrictions and restrictions on Indebtedness and extensions of credit contained therein and applicable to such Borrower or Fund, and applicable securities laws and regulations, in each case except to the extent that (x) any failure to observe or comply could not reasonably be expected to have a Material Adverse Effect, (y) the necessity of compliance therewith is contested in good faith by such Borrower by appropriate proceedings or (z) exemptive relief or no-action relief has been obtained therefrom and remains in effect; (ii) pay all taxes and governmental charges prior to the time they become delinquent, unless such taxes or charges are being contested in good faith by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by generally accepted accounting principles are being maintained; (iii) maintain in full force and effect all licenses and permits necessary in any material respect for the proper conduct of its business; (iv) maintain its legal existence, its status as an open-end or, as the case may be, closed-end, management investment company registered under the Investment Company Act and its status as a regulated investment company under Subchapter M of the Internal Revenue Code; (v) operate in material compliance with its declaration of trust, certificate or articles of incorporation, by-laws and/or other organizational documents, its Prospectus and all applicable investment policies and restrictions and agreements relating thereto; (vi) except for Permitted Mergers, not merge or consolidate with or into any entity or purchase all or substantially all of the assets or stock of any entity or sell or otherwise transfer all or any substantial portion of such Borrower's or such Fund’s assets (other than the sale of portfolio assets in the ordinary course of business as described in its Prospectus); (vii) not permit there to occur a change in the investment adviser of such Fund from the Investment Adviser (x) without the prior written consent of the Bank in its sole and absolute discretion or (y) unless the successor thereto is a Control Affiliate thereof; (viii) not permit there to occur (x) a change in the custodian of such Fund's assets from the Custodian or (y) a change in its administrator (other than to a Control Affiliate of Putnam Investment Management, LLC) or auditor (other than to another “big four” firm); (ix) not permit any change in the investment objectives or in the fundamental investment restrictions of such Borrower or Fund as described in its Prospectus, in any such case without the prior written consent of the Bank; (x) comply with all terms and provisions of all documents evidencing or securing any Indebtedness to or with the Bank and any other Indebtedness owing to any third party, including without limitation any Interfund Loans ("Other Indebtedness"); (xi) immediately notify the Bank of any event of default with respect to any Other Indebtedness in an aggregate principal amount exceeding the Threshold Amount and of any default under, or termination of, any agreement with the Custodian or with the Investment Adviser, and provide to the Bank a copy of any notice or claim of any such default or termination; (xii) promptly notify the Bank of any material litigation or governmental proceeding or investigation commenced or threatened in writing against such Borrower or Fund, to the extent permitted by applicable law; (xiii) immediately notify the Bank of the occurrence of any Default or Event of Default hereunder; and (xiv) maintain with financially sound and reputable insurance companies insurance in such amounts and covering such risks as is consistent with sound business practice and industry standards;

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(e) to permit the Bank or its representatives and agents to visit and inspect the properties of such Borrower and its respective Funds and to make copies or abstracts from such Borrower’s or Fund’s books and records at all such reasonable times and as often as may be reasonably desired;

(f) to provide to the Bank: (i) within 75 days after the end of each semi-annual period in each fiscal year, such Borrower’s or Fund’s semi-annual or annual, as the case may be, financial statements, including a statement of assets, liabilities and investments as of the end of each such period in a form reasonably acceptable to the Bank and, in the case of annual statements, audited by PricewaterhouseCoopers LLP, KPMG LLP or by another certified public accountant firm reasonably satisfactory to the Bank; (ii) promptly, all proxy materials, reports to shareholders and other information delivered to shareholders of such Borrower or Fund; (iii) promptly, all material reports, documents or other information relating to the financial condition of such Borrower or Fund that are delivered to the United States Securities and Exchange Commission, including in any event, copies of any new Prospectus or registration statement or any material change to any Prospectus or registration statement; (iv) prior to any Loan request or advance, and daily not later than 3:00 p.m. (Boston time) on each Business Day during which any Loans shall have been outstanding to such Fund (or more frequently as and when requested by the Bank), a certificate in the form attached as Exhibit B showing compliance by each such Fund with the borrowing limitations in Section I(2) above; and (v) such other financial statements and information as to each Borrower, Fund or the Investment Adviser as the Bank may reasonably request from time to time (all financial statements required hereunder to be prepared in accordance with generally accepted accounting principles consistently applied);

(g) not engage, as borrower or lender, in Interfund Lending other than in compliance with the following conditions and limitations:

(i) such Interfund Lending (A) is not otherwise prohibited by law, (B) is conducted on terms and conditions in compliance in all respects with the terms of the Interfund Lending Exemptive Order, (C) has been duly authorized by each party thereto, (D) is not in contravention of the relevant lending and/or borrowing Fund's Prospectus, or any applicable law, rule or regulation, or any agreement to which the relevant Borrower on behalf of the relevant borrowing and/or lending Fund is a party or otherwise bound, including, without limitation, any agreement relating to any Interfund Loan, and (E) is deemed to be Indebtedness of the relevant borrowing Fund for all purposes under this Agreement, including for purposes of calculating the borrowing limitations hereunder and the covenant in Section II(1)(a) hereof;

(ii) a Fund may not be a lender of an Interfund Loan at any time during which such Fund has any Loan outstanding hereunder nor may a Fund use the proceeds of any Loan to make an Interfund Loan;

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(iii) upon and during the continuance of a Default or Event of Default with respect to any Fund, the applicable Borrower, on behalf of such Fund, will not make or permit any payment or prepayment of any Interfund Loans owing by such Borrower, on behalf of such Fund, unless such Borrower, on behalf of such Fund, concurrently makes a pro rata payment or prepayment of Loans owing by such Borrower, on behalf of such Fund, if any, hereunder;

(iv) at the time of the borrowing of any Loan by a Borrower on behalf of a Fund hereunder, such Borrower, on behalf of such Fund, shall not have outstanding as a borrower or a lender any Interfund Loan secured by a lien unless such Borrower, on behalf of such Fund, shall have complied with Section II(1)(g)(v) hereof; and

(v) if at any time a Borrower, on behalf of any Fund, shall secure an Interfund Loan with collateral, such Borrower, on behalf of such Fund, shall simultaneously therewith (A) in a manner reasonably acceptable to the Bank, equally and ratably secure its outstanding Loans, in the same manner and to the same extent as such Interfund Loan, (B) to the extent reasonably required by the Bank, cause the lender of such Interfund Loan to enter into an intercreditor agreement with the Bank in form and substance reasonably satisfactory to the Agent, and (C) execute and deliver, or cause to be executed and delivered, such other agreements (including amendments to the Loan Documents), documents, instruments, certificates, Forms FR U-1 and legal opinions as the Bank may reasonably require

(h) execute and deliver such additional instruments and take such further actions as the Bank may from time to time reasonably request to effect the purpose of the Loan Documents and the Loans;

(i) to not, directly or, knowingly, indirectly use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund any activities or business of or with any Person, or in any country, region or territory that, at the time of such funding, is, or whose government is, the subject of Sanctions in each case so as to result in a violation of Sanctions, or (iii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor or otherwise);

(j) to maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by such Borrower, its Funds and their respective

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directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions; and

(k) to not declare or make, or allow to be declared or made, any Restricted Payment, except: (i) such Borrower or Fund may declare or make any Restricted Payment payable solely in shares of the common stock of such Borrower or Fund; (ii) such Borrower or Fund may declare or make any Restricted Payment if no principal of any Loan to such Borrower or Fund shall be outstanding; (iii) such Borrower or Fund may declare or make any Restricted Payment if, immediately before and after giving effect thereto, no Event of Default with respect to such Borrower or Fund shall exist or would occur; (iv) Restricted Payments to the extent required by applicable law; and (v) Restricted Payments to the extent required to enable such Borrower or Fund to qualify as a “regulated investment company” under Sections 851-855 of the Internal Revenue Code or otherwise minimize or eliminate federal or state income or excise taxes payable by such Borrower or Fund.

Notwithstanding anything to the contrary in Section II(1)(f) above, but without in any way limiting the rights of the Bank set forth therein, unless the Bank shall request paper copies of the financial and other information otherwise required to be furnished by the Borrowers to the Bank pursuant to subsections (i) and (ii) of such Section II(1)(f) above, the Borrower may deliver all such information to the Bank in a printable format by electronic means. The Borrower may make such electronic delivery by: (i) sending such information as an electronic mail attachment to such electronic mail addresses as shall be designated by the Bank, as applicable; or (ii) notifying the Bank by electronic mail (to such electronic mail addresses as shall be designated by the Bank, as applicable) that the documents are available on a website accessible to the Bank and further indicating a website hyperlink directing the user directly to the referenced documents posted thereon; provided that such information shall be made available on or before the dates specified in said subsections (i) and (ii) of such Section II(1)(f) above. Nothing contained in this paragraph shall require the Bank to maintain copies of the financial and other information referred to in this paragraph, and the Bank shall be solely responsible for requesting physical delivery of such information, or maintaining any such information, as applicable. Each of the Borrowers, on behalf of its respective Funds, acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there may be confidentiality and other risks associated with such distribution. In no event shall the Bank or any of its officers, directors, employees, agents, advisors or representatives have any liability to the Borrowers or Funds for damages of any kind, including without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses arising out of the Borrowers’ transmission of communications through the internet.

2. Representations and Warranties. Each of the Borrowers severally (and not jointly) represents and warrants to the Bank, both as to itself (where applicable) and severally (and not jointly) as to each of its respective Funds (but not as to any other Borrower or Fund) that:

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(a) each such Borrower (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization; (ii) is registered as an open-end or, as the case may be, closed-end, management investment company under the Investment Company Act; (iii) is qualified as a regulated investment company within the meaning of the Internal Revenue Code; (iv) has all requisite power and authority to own its property and conduct its business as is now conducted and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification and where failure to be so qualified would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (v) is in material compliance with its declaration of trust, certificate or articles of incorporation, by-laws and/or other organizational documents and applicable laws and regulations, including, without limitation, the Investment Company Act and Regulations T, U and X; and (vi) has filed all required income tax returns and has paid all taxes due pursuant to such returns, and the charges, accruals and reserves on the books and records of such Borrower or Fund with respect to such taxes and charges are adequate;

(b) the execution, delivery and performance of each of the Loan Documents and the making of any Loan by the Bank to such Borrower, on behalf of its respective Funds, hereunder (i) are, and will be, within such Borrower’s or Fund’s power and authority; (ii) have been authorized by all necessary trust or corporate proceedings, as the case may be; (iii) do not, and will not, require the consent of any shareholders or other equity holders of such Borrower or Fund or the approval or consent of, or any notice to or filing with, any governmental authority, other than those which have been received or completed; (iv) will not contravene any provision of, or exceed any limitation contained in, the certificate or articles of incorporation, declaration of trust, by-laws and/or other organizational documents of such Borrower or Fund or its Prospectus or any judgment, decree or order or any law, rule or regulation applicable to such Borrower or Fund, including, without limitation, the Investment Company Act; (v) are, and will be, in compliance with Regulations T, U and X and the Investment Company Act; (vi) do not and will not constitute a violation of, or a default under any other agreement, order or undertaking binding on such Borrower or Fund; and (vii) do not require the consent or approval of any obligee or holder of any instrument relating to any Other Indebtedness or any other party other than for those consents and approvals which have been received;

(c) no portion of any proceeds of any Loan shall be used directly or indirectly in violation of any provision of any statute, regulation, order or restriction applicable to the Bank or such Borrower or Fund, including Regulation U;

(d) each of the Loan Documents has been duly executed and delivered by each Borrower and constitutes the legal, valid, binding and enforceable obligation of such Borrower, on behalf of its respective Funds, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles;

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(e) all financial statements of the Funds previously furnished to the Bank by such Borrower or Fund were prepared in accordance with generally accepted accounting principles and present fairly in all material respects the financial position of such Fund; since the date of the most recent audited financial statements furnished to the Bank prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, financial condition or business of such Borrower or any of its respective Funds; and such Borrower has disclosed to the Bank any and all facts which, to the best of such Borrower’s knowledge, after due inquiry, materially and adversely affect or could reasonably be expected to materially and adversely affect, the business, assets, operations or financial condition of such Borrower or any of its respective Funds or the ability of such Borrower, on behalf of its respective Funds, to perform its obligations under the Loan Documents;

(f) such Borrower has good and marketable title to all its material properties, assets and rights of every name and nature purportedly owned by it on behalf of its respective Funds except for encumbrances permitted by Section II(1)(c) above;

(g) there is no litigation, arbitration, proceeding or investigation pending or, to the best of such Borrower’s knowledge, overtly threatened against, such Borrower or any of its respective Funds or the Investment Adviser which could reasonably be expected to result in a Material Adverse Effect, except those described on Exhibit C attached hereto;

(h) the shares of such Borrower and its respective Funds have been registered under the Securities Act of 1933 and are eligible for sale under applicable state and federal securities laws and regulations; each Fund has been duly established as a separate series of a Borrower and its assets and liabilities are segregated from the assets and liabilities of each other series or portfolios of such Borrower;

(i) with regard to the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, collectively, as amended and in effect from time to time (“ERISA”), neither such Borrower nor its respective Funds is treated as a single employer with any other person under ERISA, and none has any liability with respect to any benefit arrangement, plan or multi-employer plan subject to ERISA;

(j) neither such Borrower nor its respective Funds is an “Affiliated Person”, as defined in the Investment Company Act, of the Bank;

(k) the Investment Adviser serves as investment adviser to each of the Funds, and the Custodian serves as custodian for the assets of each of the Funds;

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(l) such Borrower and its respective Funds have complied with, and is in compliance with, the investment objectives and policies and investment restrictions set forth in its Prospectus;

(m) (i) none of any Borrower or Fund, any of such Borrower's or Fund's subsidiaries, nor any director, other than an independent director, or officer of such Borrower, Fund or subsidiary, nor, to such Borrower’s knowledge, any independent director, employee, agent or affiliate of such Borrower, Fund or any of their subsidiaries is a Person that is, or is owned or controlled by Persons that are (x) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury's Office of Foreign Assets Control ("OFAC"), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty's Treasury, or other relevant sanctions authority (collectively, "Sanctions") or (y) located, organized or resident of a country or territory that is, or whose government is, the subject of Sanctions so as to result in a violation of Sanctions; (ii) each Borrower and Fund has implemented and maintains in effect policies and procedures designed to ensure compliance by such Borrower and Fund and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions; and (iii) each Borrower, each Fund and their respective directors (other than independent directors) and officers and, to the knowledge of each Borrower, its independent directors, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects; and

(n) no Borrower or Fund has any Subsidiaries, except that each Borrower or Fund shall be permitted to have one Subsidiary; provided that (i) such Subsidiary shall at all times be wholly owned by such Borrower or Fund, (ii) such Subsidiary shall at no time have any Indebtedness for borrowed money, (iii) such Borrower or Fund shall at no time invest more than 25% of its assets in such Subsidiary, and (iv) such Subsidiary shall be managed by the Investment Adviser or a Control Affiliate thereof at all times.

The making of each Loan hereunder to any Borrower on behalf of any Fund, shall be deemed to be a reaffirmation by such Borrower on behalf of such Fund, as to the representations and warranties contained in this Section II(2) and confirmation that no Default or Event of Default with respect to such Borrower or Fund has occurred hereunder or will occur after giving effect to the making of such Loan.

3. Default. It will be a default hereunder with respect to any Fund if any of the following events (each, an “Event of Default”) occurs with respect to such Fund, with respect to the applicable Borrower acting on behalf of such Fund, or, as applicable, with respect to the Investment Adviser:

(a) such Borrower, acting on behalf of such Fund, fails (i) to pay when due any amount of principal of any Loan, whether on demand, at maturity, upon acceleration, pursuant to a mandatory repayment or prepayment provision hereof or otherwise, or (ii) to pay

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within three Business Days of when due any amount of interest on any Loan or any fees or expenses or other amounts payable under any of the Loan Documents; or

(b) such Borrower or Fund (i) shall fail to perform any term, covenant or agreement contained in any of Sections II(1)(a)-(c) hereof, Sections II(1)(d)(iv)–(xiii) hereof, Section II(1)(f) hereof or in any of Sections II(1)(i)-(j) hereof; or (ii) shall fail to perform any term, covenant or agreement contained in any of the Loan Documents (other than those specified elsewhere in this Section II(3)) or a default or event of default occurs thereunder and, in the case of this clause (ii), such failure or default or event of default shall continue for a period of thirty (30) days; or

(c) any material representation or warranty of such Borrower or Fund made in any of the Loan Documents or as an inducement for the Bank to make any Loan shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

(d) such Borrower, acting on behalf of such Fund (i) fails to pay or perform when due any Obligation, whether now existing or hereafter arising, other than those referred to above in this Section II(3), or (ii) fails to pay at maturity, or within any applicable period of grace, (A) any obligations under the Syndicated Facility, (B) any Interfund Loan or (C) any Other Indebtedness in excess of the Threshold Amount, (iii) fails to observe or perform beyond any applicable grace period any term, covenant or agreement evidencing or securing (A) the Syndicated Facility, (B) any Interfund Loan or (C) such Other Indebtedness in excess of the Threshold Amount or, (iv) in the case of a Financial Contract with net exposure to such Fund in excess of the Threshold Amount, any event or conditions shall occur which enables (or, with the giving or notice or lapse of time or both, would enable) the non-defaulting party to terminate the contract evidencing such Financial Contract; or

(e) such Borrower or Fund or the Investment Adviser (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property; (ii) is generally not paying its debts as such debts become due; (iii) makes a general assignment for the benefit of its creditors; (iv) commences any case or proceeding under the Federal Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors; (v) fails to contest in a timely or appropriate manner, or acquiesces in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors; (vi) takes any actions under state, federal or other applicable law in order to commence the liquidation of the Borrower or Fund (except in cases where shareholder approval is needed for such liquidation, the adoption of board of trustees resolutions approving such liquidation that are conditioned upon the prior payment in full of the

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Obligations), (vii) takes any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) discontinues its business; or

(f) a proceeding or case shall be commenced against such Borrower or Fund or the Investment Adviser without the application or consent of such party, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets; or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against such Borrower or Fund or the Investment Adviser or action under the laws of the jurisdiction of incorporation or organization of such Borrower or Fund or the Investment Adviser similar to any of the foregoing shall be taken with respect to such Borrower or Fund or the Investment Adviser and shall continue unstayed and in effect for any period of 60 days; or

(g) a final judgment or final order for the payment of money shall be entered against such Borrower or Fund by any court of competent jurisdiction, or an execution or similar process shall be issued or levied against property of such Borrower or Fund, that in the aggregate exceeds the Threshold Amount, and such judgment, order, warrant or process shall not be, within 30 days after entry thereof, discharged or stayed pending appeal or shall not be discharged within 30 days after the expiration of such stay; or

(h) the Custodian shall cease to serve as the custodian for such Fund’s assets, in each instance without the prior written consent of the Bank; or

(i) the Investment Adviser shall cease to be the investment adviser to such Borrower or Fund unless the successor thereto (A) is a Control Affiliate thereof, or (B) is acceptable to the Bank in its sole and absolute discretion; or

(j) the investment adviser of such Borrower or Fund shall (i) consolidate with or merge into any other Person, unless it is the survivor or such other Person is a Control Affiliate thereof, or (ii) sell or otherwise dispose of all or substantially all of its assets; or

(k) the Investment Adviser shall fail to be a Control Affiliate of Great-West Lifeco Inc., without the consent of the Bank in its sole and absolute discretion; or

(l) the suspension of registration of such Borrower’s or Fund’s shares or the commencement of any proceeding for such purpose; or

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(m) any Fundamental Policy of such Borrower or Fund is changed (other than pursuant to a Permitted Merger of one or more Funds into another Fund, pursuant to which the Fundamental Policies of one of such Funds become the Fundamental Policies of the surviving Fund).

4. Remedies. Upon the occurrence of an Event of Default described in Section II(3)(e) or (f), immediately and automatically; and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at the Bank's option and upon the Bank's declaration:

(a) the Uncommitted Line established hereunder shall terminate with respect to the subject Fund;

(b) the unpaid principal amount of the Loans to the Borrower on behalf of the subject Fund, together with accrued and unpaid interest thereon, all fees, expenses and other Obligations of the subject Fund, shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

(c) the Bank may exercise any and all rights it has under any of the Loan Documents and proceed to protect and enforce the Bank's rights by any action at law, in equity or other appropriate proceeding as it relates to the subject Fund.

Each of the Borrowers, on behalf of each of its respective Funds, authorizes the Bank and the Custodian, following the occurrence and during the continuance of an Event of Default with respect to any such Fund, to charge and setoff against any deposit account or other account maintained with either the Bank or the Custodian on behalf of such Borrower on behalf of each applicable Fund, and apply the proceeds thereof against repayment of any unpaid Obligations of the Borrower on behalf of such Fund, as appropriate. In addition, the Custodian, following the occurrence and during the continuance of an Event of Default with respect to any such Fund, is hereby directed by each Borrower, on behalf of each of its respective Funds, to dispose of such Fund’s assets as selected by the Investment Adviser to the extent necessary to repay all amounts due to the Bank from such Borrower on behalf of such Fund to the extent that the Obligations of such Borrower on behalf of such Fund, have not been paid when due or if any other Event of Default with respect to such Fund has occurred. If the Investment Adviser does not select a sufficient amount of assets to repay all amounts due to the Bank from such Borrower on behalf of such Fund, within a reasonable time, the Custodian is hereby directed by such Borrower on behalf of such Fund, upon one day’s prior written notice to such Borrower on behalf of such Fund, and its Investment Adviser, to dispose of such Fund’s assets to the extent necessary to repay all amounts due to the Bank from such Borrower on behalf of such Fund. The foregoing shall be deemed to be continuing and irrevocable "proper instructions" to the Custodian for all purposes under the applicable custody agreement between such Borrower, on behalf of such Fund, and the Custodian. The foregoing shall be in addition to any other rights or remedies the

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Bank and the Custodian may have against such Borrower, on behalf of such Fund, following the occurrence of an Event of Default hereunder.

No right of the Bank shall be exclusive of any other right of the Bank now or hereafter available under the Loan Documents, at law, in equity or otherwise, and no course of dealing or delay by the Bank in exercising any right shall operate as a waiver thereof or otherwise affect any rights or remedies of the Bank.

NOTWITHSTANDING THE FOREGOING LISTED EVENTS OF DEFAULT AND REMEDIES OF THE BANK ARISING AS A RESULT THEREOF, NOTHING CONTAINED HEREIN SHALL BE DEEMED TO COMPROMISE THE DISCRETIONARY, UNCOMMITTED NATURE OF THE UNCOMMITTED LINE, AND EACH OF THE BORROWERS AGREES AND UNDERSTANDS THAT THE MAKING OF ANY LOAN HEREUNDER SHALL REMAIN IN THE SOLE AND ABSOLUTE DISCRETION OF THE BANK AND THE BANK SHALL HAVE NO COMMITMENT WITH RESPECT THERETO WHETHER OR NOT AN EVENT OF DEFAULT SHALL HAVE OCCURRED OR BE CONTINUING AND WHETHER OR NOT THE UNCOMMITTED LINE SHALL HAVE BEEN FORMALLY TERMINATED PURSUANT TO SECTION II(4)(a) ABOVE.

5. Notices. . (a) Except as provided in paragraph (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows: (i) if to any Borrower or Fund, to it at One Post Office Square, Boston, MA 02109, Attention of: Robert T. Burns, Vice President and Chief Legal Officer, Telephone No.: (617) 760-7043 and (ii) if to the Bank, to State Street Bank and Trust Company, Copley Place Tower, CPH 0430, 100 Huntington Ave., Tower 2, 4th Floor, Boston, MA 02116, or via facsimile at (617) 662-8664, or if by overnight courier service, to State Street Bank and Trust Company, 2 Copley Place, 3rd Floor, Boston, MA 02116, in any such case to the attention of: Janet B. Nolin, Vice President, or Mutual Fund Lending Department Head. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices made by a Borrower or a Fund consisting of requests for loans or notices of repayments hereunder may be delivered or furnished by e-mail, facsimile or other electronic communication pursuant to procedures approved by the Bank, unless the Bank, in its discretion, notifies the Borrowers otherwise. Communications transmitted by a Borrower or a Fund consisting of financial information permitted to be delivered by electronic means pursuant to the last paragraph of Section II(1) above may be delivered or

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furnished by electronic means as provided in such Section. The Bank may, in its discretion, agree to accept other notices and communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Neither the Bank nor any of its directors, officers, employees, agents or Affiliates shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

Unless the Bank otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed to have been given when received by the Bank and (ii) financial information posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

6. Amendments and Waivers. No waivers shall be effective unless in writing. No right of the Bank shall be exclusive of any other right of the Bank now or hereafter available under the Loan Documents, at law, in equity or otherwise; or by statute or any other provision of law; and no course of dealing or delay by the Bank in exercising any right hereunder shall operate as a waiver thereof or otherwise affect any rights or remedies of the Bank. All amendments hereto must be in writing signed by each of the Borrowers, on behalf of its respective Funds, and the Bank.

7. Assignments and Participations. No Borrower or Fund may assign or transfer or participate any of its rights or obligations under any of the Loan Documents without the prior written consent of the Bank. The Bank may assign or transfer its rights and obligations hereunder to any other person or entity with the prior consent of the relevant Borrower, on behalf of the relevant Fund, such consent not to be unreasonably withheld and such consent not being required (i) if the assignee thereof is an Affiliate of the assignor or (ii) following the occurrence and during the continuance of an Event of Default. The Bank may also pledge or participate its rights hereunder to any Federal Reserve Bank or to any other Person without the consent of any Borrower or Fund; provided however, that no such Person taking solely a participation interest in any of the Obligations, without the consent of the relevant Borrower on behalf of the relevant Fund shall have any rights with respect to such participation other than the right to vote on

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changes in interest, fees, line amount, principal payments, maturity or other payment dates, and any advance rates or borrowing limitations described herein.

8. Setoff. Any amounts owing from the Bank to any Borrower on behalf of any Fund including deposits (general or special, time or demand, provisional or final), may, at any time following the occurrence and during the continuance of an Event of Default with respect to such Fund, be set off and applied against the obligations of such Borrower, on behalf of such Fund, to the Bank.

9. Expenses. Subject to the terms of Section I(5)(c) above, each of the Borrowers agrees, on behalf of each of its respective Funds, to pay on demand all reasonable expenses of the Bank in connection with the preparation, negotiation, closing and administration of this Agreement and the other Loan Documents and all reasonable expenses of the Bank in connection with the amendment, waiver, default or collection of the Obligations of such Fund to the Bank or in connection with the Bank's exercise or enforcement, following an Event of Default with respect to such Fund, of any of its rights, remedies or options thereunder, including, without limitation, reasonable fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses; and the amount of all such expenses shall, to the extent not paid within thirty (30) days after written demand therefore by the Bank, bear interest at the rate applicable to the Loans (including any default rate) until paid in full. The provisions of this Section II(9) shall survive the repayment of the Obligations and the termination of the Uncommitted Line and this Agreement.

10. Indemnification. Subject to the terms of Section I(5)(c) above, each of the Borrowers agrees, on behalf of each of its respective Funds (a) to indemnify the Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement and the Note; and (b) to indemnify and hold harmless the Bank and its directors, officers, employees, agents and Affiliates from and against any and all liabilities, losses, damages, costs, and reasonable expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by the Bank in connection with any civil, investigative, administrative or judicial proceeding (whether or not the Bank shall be a designated party thereto) relating to or arising out of this Agreement or any of the other Loan Documents or any actual or proposed use of proceeds of any Loans hereunder, provided that the Bank shall not have the right to be indemnified hereunder for its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. To the extent permitted by applicable law, none of the Borrowers shall assert, and each of the Borrowers, on behalf of its respective Funds, hereby waives, any claim against the Bank or its directors, officers, employees, agents or Affiliates, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Loan Documents or any Loan or the use of proceeds thereof. The provisions of this Section II(10)

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shall survive the repayment of the Obligations and the termination of the Uncommitted Line and this Agreement.

11. Waiver of Jury Trial. Except as prohibited by law, neither any of the Borrowers or their respective Funds nor the Bank nor any assignee or successor of any of them, shall seek a jury trial in any lawsuit, proceeding, counterclaim or any other litigation procedure based upon or arising out of any of the Loan Documents. Neither any of the Borrowers or their respective Funds nor the Bank will seek to consolidate any such action in which a jury trial has been waived with any other action in which a jury trial has not been waived. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THE PROVISIONS HEREOF SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HERETO HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

12. Jurisdiction. EACH OF THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH BORROWER AND FUND AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH BORROWER OR FUND BY MAIL AT THE ADDRESS SPECIFIED ABOVE. EACH BORROWER AND FUND HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

13. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original document, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, PDF or other electronic format shall be effective as delivery of a manually executed counterpart of this Agreement.

14. USA Patriot Act. The Bank hereby notifies each of the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow the Bank to identify the Borrowers in accordance with the Patriot Act.

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September 24, 2015

15. Confidentiality. The Bank will maintain the confidential nature of all non-public information furnished to it by a Borrower in accordance with the Bank’s customary procedures for maintaining the confidential nature of information of this nature; provided, however, that such information may be disclosed:

(a) to any Affiliate of the Bank and to the Bank’s and to the Bank’s Affiliates’ respective partners, directors, officers, employees, agents, auditors, advisors and other representatives (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential);

(b) pursuant to any statutory or regulatory requirement or any court order, subpoena or other legal process and to any regulatory authority, including the Securities and Exchange Commission, stock exchanges, state and federal bank and insurance regulators and the National Association of Insurance Commissioners;

(c) to any assignee or participant or any prospective assignee or participant in the Bank’s rights and obligations under the Loan Documents; provided, however, that any such person shall agree to comply with the restrictions set forth in this Section with respect to such information;

(d) in connection with the enforcement of any Loan Document or any litigation or other proceeding relating to any Loan Document;

(e) to the extent such information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Bank or any of its Affiliates on a non-confidential basis from a source other than a Borrower that to the Bank’s actual knowledge does not involve the breach by such source of a confidentiality obligation; and

(f) with the prior written consent of a Borrower, to any other person.

In addition, the Bank may include references to a Borrower and the credit facility provided hereby in connection with any advertising or marketing undertaken by the Bank. Notwithstanding anything to the contrary contained in this Section, any information that would, but for this sentence, constitute confidential material shall cease to be confidential material after the second anniversary of the date such information was first received by the Bank.

16. Definitions. Except as otherwise defined herein, all financial terms shall be defined in accordance with generally accepted accounting principles. The following defined terms as used herein shall have the following meanings:

“Adjusted Net Assets” shall mean, as applied to any Fund at any time, (a) the value of the Total Assets of such Fund at such time, less (b) Total Liabilities (excluding

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September 24, 2015

Indebtedness for borrowed money) of such Fund at such time. For purposes of calculating Adjusted Net Assets for any Fund, the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the fair market value of all assets pledged, hypothecated or otherwise segregated to secure such liability.

“Affiliate” of a Person shall mean (a) any other Person directly or indirectly owning, controlling, or holding with power to vote, greater than 50% of the outstanding voting securities of such Person, (b) any other Person greater than 50% of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such Person, or (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes of this defined term, “control” means the power to exercise a controlling influence over the management or policies of a company, and “controlling” and “controlled” shall have correlative meanings.

“Agreement” shall mean this letter agreement and all appendices, exhibits and schedules attached hereto, as any of the same may be amended, restated, extended, replaced or otherwise modified and in effect from time to time.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or any Fund from time to time concerning or relating to bribery or corruption.

“Applicable Percentage” means (a) with respect to each Restricted Borrower, 25%, and (b) with respect to each other Borrower or Fund, 33 1/3%.

“Bank” shall have the meaning given to such term in the preamble hereto.

“Borrower” shall have the meaning given to such term in the preamble hereto.

“Business Day” shall mean any day excluding Saturday and Sunday and excluding any other day which shall be in Boston, Massachusetts a legal holiday or a day on which banking institutions are required or authorized by law to close.

“Control Affiliate” of a Person means (a) any other Person directly or indirectly owning, controlling, or holding with power to vote, greater than 50% of the outstanding voting securities of such Person, (b) any other Person greater than 50% of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such Person, or (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes of this defined term, “control” means the power to exercise a controlling influence over the management or policies of a company, and “controlling” and “controlled” shall have correlative meanings.

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September 24, 2015

“Custodian” shall mean State Street Bank and Trust Company, in its capacity as custodian of the assets of each Fund.

“Default” shall mean any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“ERISA” shall have the meaning given to such term in Section II(2)(i) hereof.

“Event of Default” shall have the meaning given to such term in Section II(3) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Expiration Date” shall have the meaning given to such term in Section I(1) hereof.

“Federal Funds Rate” shall mean, at the relevant time of reference thereto, the rate that appears on Bloomberg page BTMM, as of 9:30 a.m. (Boston time), as the "Federal Funds Ask Rate", or, if such page is unavailable, any successor or substitute page of such service providing quotations comparable to those currently provided on such page of such service, as determined by the Bank from time to time for purposes of providing quotations, or if such rate is not so published or is otherwise unavailable, the quotation received by the Bank from a federal funds broker of recognized standing as selected by the Bank in its reasonable discretion.

“Financial Contracts” shall mean option contracts, options on futures contracts, futures contracts, forward contracts, options on foreign currencies, foreign currency contracts, repurchase agreements, reverse repurchase agreements, mortgage rolls, credit-linked notes, indexed securities, collateralized debt obligations, firm and standby commitment agreements, securities lending agreements, when-issued contracts and securities, swap, swaption, floor, cap, or collar agreements, other similar arrangements and other obligations that would be, but for the segregation of assets thereof, Senior Securities.

“Fund” shall mean each of the respective fund series of the Borrowers from time to time listed on Appendix I hereto, if any, and if at any time any Borrower party hereto shall not have any fund series and shall be a party hereto and borrowing hereunder for itself and not on behalf of any such fund series, the term “Fund” shall also mean and refer to such Borrower in such capacity.

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September 24, 2015

“Fundamental Policy” means, with respect to any Borrower or Fund, any of such Borrower’s or Fund’s Investment Policies and Restrictions that may not be changed without the approval of the stockholders of such Borrower or Fund.

“Indebtedness” shall mean, as applied to any Borrower or Fund, (a) all obligations for borrowed money or extensions of credit; (b) all obligations evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (d) all obligations under any lease which are or should be capitalized in accordance with generally accepted accounting principles; (e) all guarantees, endorsements and other contingent obligations, whether direct or indirect, in respect of Indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor (whether by way of loan, stock purchase, capital contribution or otherwise), to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit or performance or surety bonds, or other similar obligations; (f) all obligations in respect of judgments; (g) all obligations in respect of banker's acceptances and under reverse repurchase agreements; (h) all obligations in respect of swaps, futures contracts, options, options on futures contracts and other similar portfolio investments and investment techniques, including all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, or with respect to which assets have been segregated, whether or not the liability secured thereby shall have been assumed, including without limitation, any cash or securities held or otherwise pledged as collateral in connection with any such portfolio investments or investment techniques; and (i) all obligations that are Senior Securities Representing Indebtedness of such Person.

“Interfund Lending” shall mean lending by a registered investment company or a series thereof advised by the Investment Adviser to one or more other registered investment companies or series thereof advised by the Investment Adviser, or borrowing by a registered investment company or a series thereof advised by the Investment Adviser from one or more other registered investment companies or series thereof advised by the Investment Adviser, in either case pursuant to the Interfund Lending Exemptive Order.

“Interfund Lending Agreement” shall mean any agreement between one or more Funds or other investment companies or series thereof advised by the Investment Adviser providing for the making of loans from time to time from one such Fund or such other investment companies or series thereof to other Funds or other investment companies or series thereof, as any such agreements may be from time to time amended.

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“Interfund Lending Exemptive Order” shall mean that certain exemptive order issued by the Securities and Exchange Commission on April 10, 2002 (Investment Company Act of 1940 Release No. 25519) in the matter of Putnam American Government Income Fund, et al. providing exemptive relief permitting an Interfund Lending program pursuant to the terms of the application dated March 13, 2002 (Investment Company Act of 1940 Release Nos. 25461, 812-10806).

“Interfund Loan” shall mean any loan or advance by or to a Fund pursuant to an Interfund Lending Agreement.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended, together with all related rules and regulations promulgated thereunder.

“Investment Adviser” shall mean Putnam Investment Management, LLC, a Delaware limited liability company, or any affiliate thereof that serves as investment adviser to any Fund.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to include a reference to any successor statutory or regulatory provision.

“Investment Policies and Restrictions” means, with respect to each Borrower or Fund, the material provisions of the Prospectus (as delivered to the Bank on the date hereof), and other documents dealing with such Borrower’s or Fund’s investment objectives, investment policies and strategies, and investment restrictions, as such objectives, policies, strategies and restrictions may be further amended, supplemented or otherwise modified in accordance with applicable law, including without limitation, the Securities Act and the Investment Company Act.

“Loan” shall have the meaning given to such term in Section I(2) hereof.

“Loan Documents” shall mean this Agreement, the Note and any other documents, instruments or agreements executed in connection herewith, as any of the same may be amended, restated, extended, renewed, replaced or otherwise modified and in effect from time to time.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business condition (financial or otherwise), operations, performance or properties of the applicable Borrower or Fund, (b) the rights or remedies of the Bank under the Loan Documents, or (c) the

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September 24, 2015

ability of the applicable Borrower, on behalf of any of its respective Funds, to perform its obligations under the Loan Documents.

“Maximum Amount” shall mean, at any time with respect to any Fund, the lesser of (a) the Applicable Percentage of the Adjusted Net Assets of such Fund at such time, and (b) the maximum amount which such Fund is permitted to borrow (after taking into account all then outstanding Indebtedness) pursuant to its Prospectus, the Investment Company Act or any registration made thereunder, any vote of the shareholders of the applicable Borrower or such Fund, any agreement of the applicable Borrower or such Fund with any foreign, federal, state or local securities division to which such Borrower or such Fund is subject, any other applicable agreement or document to which such Borrower or such Fund is a party or any law, rule or regulation applicable to such Borrower or such Fund.

“Net Assets” shall mean, with respect to any Fund at any time, the value of the Total Assets of such Fund at such time less the Total Liabilities of such Fund at such time.

“Note” shall have the meaning given to such term in Section I(3) hereof.

“Obligations” shall mean, with respect to any Borrower, any and all obligations of such Borrower, on behalf of each of itself or its applicable Funds, to the Bank of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts or refrain from taking action as well as obligations to pay money.

“Other Indebtedness” shall have the meaning given to such term in Section II(1)(d) hereof.

“Other Taxes” shall have the meaning given to such term in Section I(5)(b) hereof.

“Per Fund Limit Amount” shall mean at any time with respect to any Fund, the lesser of (i) the Uncommitted Line Amount, and (ii) the difference of (A) $200,000,000 minus (B) the aggregate principal amount of all loans, if any, outstanding to such Fund at such time under the Syndicated Facility.

“Permitted Merger(s)” shall mean (a) the merger or reorganization of one or more Funds with and into any other Fund, or (b) the merger or reorganization of any fund series of any Borrower which is not a Fund hereunder with and into any Fund so long as the Fund is the survivor of such merger or reorganization; provided that, in the case of any such merger or reorganization pursuant to the foregoing clauses (a) or (b), (i) the relevant Borrower shall have provided written notice in reasonable detail to the Bank of its intention to effect such merger or

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September 24, 2015

reorganization, together with a revised Appendix I hereto reflecting such merger, at least ten (10) Business Days prior to the effectiveness of such merger, and (ii) no Default or Event of Default shall exist or result from such merger or reorganization (including, without limitation, any failure to satisfy the borrowing limitations contained in Section I(2) as a result thereof).

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust (or series thereof) or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Prospectus” shall mean at any time the then current prospectus and statement of additional information of any Borrower or Fund.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System of the United States, as amended and in effect from time to time.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System of the United States, as amended and in effect from time to time.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System of the United States, as amended and in effect from time to time.

“Restricted Borrower” means, as of any date, any Borrower or Fund that makes or maintains one or more investments in one or more mutual funds, closed-end funds or other pooled-investment vehicles, whether or not registered under the Investment Company Act (other than “2a-7 funds”), the value of which investments, in the aggregate, exceed 10% of such Borrower’s or Fund’s total assets.

“Sanctions” has the meaning set forth in Section II(2)(m).

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administering the Securities Act, the Investment Company Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision

“Senior Securities” has the meaning set forth in the first sentence of Section 18(g) of the Investment Company Act.

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September 24, 2015

“Senior Securities Representing Indebtedness” has the meaning set forth in the first sentence of Section 18(g) of the Investment Company Act.

“Subsidiary” of a Borrower means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Borrower.

“Syndicated Facility” shall mean the separate committed, unsecured syndicated line of credit made available by the Bank and certain other lenders to the Funds, with State Street Bank and Trust Company acting in its capacity as agent for such lenders, pursuant to a credit agreement dated on or about the date hereof, as the same may be amended, restated, extended, renewed, replaced or otherwise modified and in effect from time to time.

“Taxes” shall have the meaning given to such term in Section I(5)(b) hereof.

“Threshold Amount” shall mean, with respect to each Borrower and Fund as of any date, an amount equal to the lesser of (a) $25,000,000 or (b) 5% of the aggregate net asset value of such Borrower or Fund.

“Total Assets” shall mean, with respect to any Fund at any time, all assets of such Fund which in accordance with generally accepted accounting principles would be classified as assets on a balance sheet of such Fund at such time; provided, however, that Total Assets shall not include (a) equipment, (b) securities owned by such Fund which are in default (except to the extent that such Fund is required or permitted to attribute a value thereto pursuant to the Investment Company Act and its Prospectus) or determined to be worthless pursuant to any policy of such Fund’s board of trustees, and (c) deferred organizational and offering expenses. For purposes of this definition, the value of each Fund’s assets shall be determined based upon the current market value thereof with reference to daily prices provided by independent pricing sources and otherwise in accordance with the Investment Company Act.

“Total Liabilities” shall mean, with respect to any Fund at any time, the aggregate amount of all items which would be set forth as liabilities on a balance sheet of such Fund at such time in accordance with generally accepted accounting principles.

“Uncommitted Line” shall have the meaning given to such term in the preamble hereto.

“Uncommitted Line Amount” shall mean $235,500,000.

17. Miscellaneous. A copy of the Agreement and Declaration of Trust of each Fund, as amended or restated from time to time, is on file with the Secretary of the Commonwealth of

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The Commonwealth of Massachusetts. Notice is hereby given, and it is expressly agreed, that the obligations under this Agreement of any such Fund shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of such Fund personally, but bind only the trust property of such Fund. In the case of each Fund, the execution and delivery of this Agreement on its behalf has been authorized by its trustees, and this Agreement has been executed and delivered by an authorized officer, in each case acting in such capacity and not individually, and neither such authorization by the trustees nor such execution and delivery shall be deemed to have been made by any of them individually, but shall only bind the trust property of each Fund.

[Remainder of Page Intentionally Left Blank]

Putnam Uncommitted Line Signature Page 1

If the foregoing satisfactorily sets forth the terms and conditions of the Uncommitted Line, please execute and return to the undersigned each of the Loan Documents and such other documents and agreements as the Bank may request. We are pleased to provide the Uncommitted Line hereunder and look forward to the ongoing development of our relationship.

Very truly yours,

STATE STREET BANK AND
TRUST COMPANY, as Bank

By: ___/s/ Janet B. Nolin_______________
Janet B. Nolin
Vice President

Acknowledged and Accepted:

PUTNAM AMERICAN GOVERNMENT INCOME FUND
PUTNAM ARIZONA TAX EXEMPT INCOME FUND

PUTNAM ASSET ALLOCATION FUNDS, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM CALIFORNIA TAX EXEMPT INCOME FUND
PUTNAM CONVERTIBLE SECURITIES FUND
PUTNAM DIVERSIFIED INCOME TRUST
PUTNAM EQUITY INCOME FUND
PUTNAM EUROPE EQUITY FUND

PUTNAM FUNDS TRUST, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM GLOBAL EQUITY FUND
PUTNAM GLOBAL HEALTH CARE FUND
PUTNAM GLOBAL INCOME TRUST
PUTNAM GLOBAL NATURAL RESOURCES FUND
PUTNAM GLOBAL UTILITIES FUND
PUTNAM HIGH YIELD ADVANTAGE FUND
PUTNAM HIGH YIELD TRUST
PUTNAM INCOME FUND
PUTNAM INTERNATIONAL EQUITY FUND

PUTNAM INVESTMENT FUNDS, on behalf of
its fund series as listed in Appendix I attached hereto

Putnam Uncommitted Line Signature Page 2

PUTNAM INVESTORS FUND
PUTNAM MASSACHUSETTS TAX EXEMPT INCOME FUND
PUTNAM MICHIGAN TAX EXEMPT INCOME FUND
PUTNAM MINNESOTA TAX EXEMPT INCOME FUND
PUTNAM MONEY MARKET FUND
PUTNAM MORTGAGE RECOVERY FUND
PUTNAM MULTI-CAP GROWTH FUND
PUTNAM NEW JERSEY TAX EXEMPT INCOME FUND
PUTNAM NEW YORK TAX EXEMPT INCOME FUND
PUTNAM OHIO TAX EXEMPT INCOME FUND
PUTNAM PENNSYLVANIA TAX EXEMPT INCOME FUND
PUTNAM TAX EXEMPT INCOME FUND
PUTNAM TAX EXEMPT MONEY MARKET FUND

PUTNAM TAX-FREE INCOME TRUST, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM US GOVERNMENT INCOME TRUST

PUTNAM VARIABLE TRUST, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM VOYAGER FUND
GEORGE PUTNAM BALANCED FUND
THE PUTNAM FUND FOR GROWTH AND INCOME

By: _____/s/ Jonathan Horwitz_______________________________
Jonathan Horwitz
Executive Vice President, of each of the foregoing

Putnam Uncommitted Line Signature Page 3

Acknowledged:

STATE STREET BANK AND TRUST COMPANY,
as Custodian

By: ___/s/ Gunjan Kedia____________________________
Name: Gunjan Kedia
Title: Executive Vice President

APPENDIX I

List of Borrowers and Funds

PUTNAM AMERICAN GOVERNMENT INCOME FUND
PUTNAM ARIZONA TAX EXEMPT INCOME FUND

PUTNAM ASSET ALLOCATION FUNDS
on behalf of:
Putnam Dynamic Asset Allocation Balanced Fund
Putnam Dynamic Asset Allocation Conservative Fund
Putnam Dynamic Asset Allocation Growth Fund

PUTNAM CALIFORNIA TAX EXEMPT INCOME FUND
PUTNAM CONVERTIBLE SECURITIES FUND
PUTNAM DIVERSIFIED INCOME TRUST
PUTNAM EQUITY INCOME FUND
PUTNAM EUROPE EQUITY FUND

PUTNAM FUNDS TRUST
on behalf of:
Putnam Absolute Return 100 Fund
Putnam Absolute Return 300 Fund
Putnam Absolute Return 500 Fund
Putnam Absolute Return 700 Fund
Putnam Asia Pacific Equity Fund
Putnam Dynamic Asset Allocation Equity Fund
Putnam Capital Spectrum Fund
Putnam Dynamic Risk Allocation Fund
Putnam Emerging Markets Equity Fund
Putnam Emerging Markets Income Fund
Putnam Equity Spectrum Fund
Putnam Floating Rate Income Fund
Putnam Global Consumer Fund
Putnam Global Dividend Fund
Putnam Global Energy Fund
Putnam Global Financials Fund
Putnam Global Industrials Fund
Putnam Global Technology Fund
Putnam Global Telecommunications Fund
Putnam Intermediate-Term Municipal Income Fund
Putnam International Value Fund
Putnam Low Volatility Equity Fund
Putnam Mortgage Opportunities Fund
Putnam Multi-Cap Core Fund
Putnam Retirement Income Fund Lifestyle 2
Putnam Retirement Income Fund Lifestyle 3
Putnam Short Duration Income Fund

2

Putnam Short-Term Municipal Income Fund
Putnam Small Cap Growth Fund
Putnam Strategic Volatility Equity Fund

PUTNAM GLOBAL EQUITY FUND
PUTNAM GLOBAL HEALTH CARE FUND
PUTNAM GLOBAL INCOME TRUST
PUTNAM GLOBAL NATURAL RESOURCES FUND
PUTNAM GLOBAL UTILITIES FUND
PUTNAM HIGH YIELD ADVANTAGE FUND
PUTNAM HIGH YIELD TRUST
PUTNAM INCOME FUND
PUTNAM INTERNATIONAL EQUITY FUND

PUTNAM INVESTMENT FUNDS
on behalf of:
Putnam Capital Opportunities Fund
Putnam Growth Opportunities Fund
Putnam International Capital Opportunities Fund
Putnam International Growth Fund
Putnam Multi-Cap Value Fund
Putnam Research Fund
Putnam Small Cap Value Fund

PUTNAM INVESTORS FUND
PUTNAM MASSACHUSETTS TAX EXEMPT INCOME FUND
PUTNAM MICHIGAN TAX EXEMPT INCOME FUND
PUTNAM MINNESOTA TAX EXEMPT INCOME FUND
PUTNAM MONEY MARKET FUND
PUTNAM MORTGAGE RECOVERY FUND
PUTNAM MULTI-CAP GROWTH FUND
PUTNAM NEW JERSEY TAX EXEMPT INCOME FUND
PUTNAM NEW YORK TAX EXEMPT INCOME FUND
PUTNAM OHIO TAX EXEMPT INCOME FUND
PUTNAM PENNSYLVANIA TAX EXEMPT INCOME FUND
PUTNAM TAX EXEMPT INCOME FUND
PUTNAM TAX EXEMPT MONEY MARKET FUND

PUTNAM TAX-FREE INCOME TRUST
on behalf of:
Putnam AMT-Free Municipal Fund
Putnam Tax-Free High Yield Fund

PUTNAM US GOVERNMENT INCOME TRUST

PUTNAM VARIABLE TRUST

3

on behalf of:
Putnam VT Absolute Return 500 Fund
Putnam VT American Government Income Fund
Putnam VT Capital Opportunities Fund
Putnam VT Diversified Income Fund
Putnam VT Equity Income Fund
Putnam VT Global Asset Allocation Fund
Putnam VT Global Equity Fund
Putnam VT Global Health Care Fund
Putnam VT Global Utilities Fund
Putnam VT Growth and Income Fund
Putnam VT Growth Opportunities Fund
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Equity Fund
Putnam VT International Growth Fund
Putnam VT International Value Fund
Putnam VT Investors Fund
Putnam VT Money Market Fund
Putnam VT Multi-Cap Growth Fund
Putnam VT Multi-Cap Value Fund
Putnam VT Research Fund
Putnam VT Small Cap Value Fund
Putnam VT George Putnam Balanced Fund
Putnam VT Voyager Fund

PUTNAM VOYAGER FUND
GEORGE PUTNAM BALANCED FUND
THE PUTNAM FUND FOR GROWTH AND INCOME

EXHIBIT A

AMENDED AND RESTATED PROMISSORY NOTE
(UNCOMMITTED LINE)

$235,500,000.00	September 24, 2015
Boston, Massachusetts

For value received, each of the undersigned hereby severally promises to pay to State Street Bank and Trust Company (the “Bank”), or order, at the office of the Bank at 100 Huntington Avenue, Tower 2, Floor 4, Boston, Massachusetts 02116 in immediately available United States dollars, the principal amount of TWO HUNDRED THIRTY--FIVE MILLION AND FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($235,500,000.00), or such lesser original principal amount as shall be outstanding hereunder and not have been prepaid as provided herein, together with interest thereon as provided below. Each Loan shall be payable upon the earliest to occur of (a) the Expiration Date, (b) sixty (60) calendar days following the date on which such Loan is made, or (c) the date on which such Loan otherwise becomes due and payable under the terms of the Loan Agreement referred to below, whether following the continuance of an Event of Default or otherwise. Interest on the unpaid principal amount outstanding hereunder shall be payable at the rates and at the times as set forth in the Loan Agreement and shall be computed as set forth in the Loan Agreement. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed, including holidays or other days on which the Bank is not open for the conduct of banking business.

All Loans hereunder and all payments on account of principal and interest hereof shall be recorded by the Bank. The entries on the records of the Bank (including any appearing on this Note), absent manifest error, shall govern and control as to amounts outstanding hereunder, provided that the failure by the Bank to make any such entry shall not affect the obligation of the undersigned to make payments of principal and interest on all Loans as provided herein and in the Loan Agreement.

Upon the occurrence of an Event of Default described in Section II(3)(e) or (f) of the Loan Agreement with respect to the applicable Fund, immediately and automatically, and otherwise upon notice from the Bank to the undersigned given at any time following the occurrence and during the continuance of an Event of Default, unpaid principal on any Loan, and to the extent permitted by applicable law, unpaid interest on any Loan, shall thereafter bear interest, compounded monthly and be payable on demand, until paid in full (after as well as before judgment) at a rate per annum equal to two percent (2%) above the rate otherwise applicable to such Loan under the Loan Agreement.

This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain letter agreement dated September 24, 2015 by and among the undersigned and the Bank (herein, as the same may from time to time be amended, restated, supplemented, modified or extended, referred to as the “Loan Agreement”), but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned makers of this Note to pay the principal of and interest on this Note

2

as herein provided. All terms not otherwise defined herein shall be used as defined in the Loan Agreement.

The undersigned may at its option prepay all or any part of the principal of this Note subject to the terms of the Loan Agreement. Amounts prepaid may be reborrowed subject to the terms of the Loan Agreement.

Each of the undersigned makers and every endorser and guarantor hereof hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consents that this Note may be extended from time to time and that no such extension or other indulgence, and no substitution, release or surrender of collateral and no discharge or release of any other party primarily or secondarily liable hereon, shall discharge or otherwise affect the liability of any of the undersigned or any such endorser or guarantor. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

A copy of the Agreement and Declaration of Trust of each of the undersigned Borrowers is on file with the Secretary of The Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trustees of each Borrower as Trustees and not individually and that the obligations of this instrument are not binding on any of the Trustees or officers or shareholders individually, but are binding only on the assets or property of each Fund with respect to its obligations hereunder. In addition, although multiple Borrowers may be party hereto on behalf of multiple Funds, each Borrower is executing this instrument on behalf of each of its Funds individually (and not jointly or jointly and severally) and no Borrower or Fund is liable for any matter relating to any other Borrower or Fund.

This Note amends and restates in its entirety an amended and restated promissory note dated June 27, 2014 in the original principal amount of $235,500,000 executed by certain of the undersigned Borrowers to the order of the Bank (as amended, the "Existing Note"). Any amounts outstanding under the Existing Note as of the date hereof shall be deemed to be outstanding under this Note.

This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

[TRUST NAME], on behalf of its fund series as listed in
Appendix I attached hereto

By:
Name:
Title:

SCHEDULE I TO NOTE DATED SEPTEMBER 24, 2015

Date of	Amount of	Amount of Principal	Outstanding
Loan	Principal	Paid	Balance	Notation Made By

APPENDIX I

List of Borrowers and Funds

[TRUST NAME]

[TRUST NAME]
on behalf of:
[Funds]

EXHIBIT B

ADVANCE/PAYDOWN
REQUEST FORM
(UNCOMMITTED LINE)

DATE:

TO:	STATE STREET BANK AND TRUST COMPANY

ATTN:	LOAN OPERATIONS CUSTOMER SERVICE UNIT
telephone 617-662-8574 or 617-662-8588; fax 617-988-6677
email ais-loanops-csu@statestreet.com

FROM:	[BORROWER][ on behalf of [FUND]]

(Fund # ___________) (DDA # ____________)

In connection with the letter agreement dated September 24, 2015 and related documents currently in effect with State Street Bank and Trust Company (as amended, collectively, the “Agreement”), please increase/reduce (circle one) the outstanding balance on behalf of the above-indicated Fund by $__________. Any requested Loan should be recorded on the books of the Fund with the Bank and interest payable to the Bank should be recorded at the agreed upon rate.

1. This request is (check one): ___ Loan Advance ____ Paydown ____ Overnight Rollover ___

2. The proceeds of any requested Loan shall be used only to the extent consistent with and not prohibited by the Prospectus, the terms of the Agreement and applicable laws and regulations, including, without limitation, Federal Reserve Regulation U, and no Default of Event of Default has occurred under the Agreement.

4. All of the representations and warranties of the undersigned Borrower and Fund set forth in Section II(2) of the Agreement are true and correct on and as of the date hereof.

5. Each of the Borrower and the Fund is in compliance with all the terms and conditions in the Agreement (including the Maximum Amount and other borrowing limitations thereunder) and will remain in compliance therewith after giving effect to the making of any requested Loan.

6. The following amounts and statements are true in connection with any requested Loan:

(a) Adjusted Net Assets of the Fund:

(i) Total Assets of the Fund	$_____________
(ii) Total Liabilities (excluding Indebtedness
for borrowed money) of the Fund[1]	$_____________
(iii) item (a)(i) less item (a)(ii)	$_____________

________________________________________

1 For purposes of calculating Adjusted Net Assets for any Fund, the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the fair market value of all assets pledged, hypothecated or otherwise segregated to secure such liability.

2

(b) Applicable Percentage[2] of item (a)(iii)	$_____________

(c) (i) Beginning Loan Balance:	$_____________
(ii) Paydown Amount (if any):	$_____________
(iii) Requested Loan (if any)	$_____________
(iv) Requested Loans Balance
((i) minus (ii) or (i) plus (iii)):	$_____________

(d) The aggregate outstanding principal amount of
Indebtedness for borrowed money of the Fund other
than the Loans as of the date hereof (including any
loans under the separate Syndicated Facility and including
any Interfund Loans)	$_____________

(e) Total Indebtedness for borrowed money ((c)(iv) plus (d)):	$_____________

7. The amount set forth in 6(e) above does not exceed the lesser of (a) the amount set forth in 6(b) above, or (b) the maximum amount which the relevant Fund is permitted to borrow (after taking into account all outstanding Indebtedness) pursuant to its Prospectus, the Investment Company Act or any registration made thereunder, any vote of the shareholders of the applicable Borrower or such Fund, any agreement of such Borrower or Fund with any foreign, federal, state or local securities division to which such Borrower or Fund is subject, any other applicable agreement or document to which such Borrower or Fund, is a party or any law, rule or regulation applicable to such Borrower or Fund.

8. The amount set forth in 6(c)(iv) above does not exceed the Per Fund Limit Amount (defined as the lesser of (a) the Uncommitted Line Amount, and (b) the difference of (i) $200,000,000 minus (ii) the aggregate principal amount of all loans, if any, outstanding to the Fund under the Syndicated Facility). The aggregate principal amount of all Loans outstanding to all Borrowers on behalf of all Funds under the Agreement (after giving effect to the amount of any requested Loan) does not exceed the Uncommitted Line Amount.

9. The Fund for which any Loan is being requested hereby does not currently have outstanding any Interfund Loans made to such Fund as borrower which are secured by any collateral and does not currently have any outstanding Interfund Loans made by it as the lender.

10. The undersigned is a duly authorized officer of the Borrower identified above with authority to execute and deliver this document to the Bank and request the Loan described herein on behalf of the Fund identified above.

[BORROWER][, on behalf of [FUND]]

By:
Name:
Title
Date:

________________________________________
2 If the Borrower, acting on behalf of the Fund, is a Restricted Borrower, the Applicable Percentage is 25%; in all other cases the Applicable Percentage is 33-1/3%.

EXHIBIT C

LITIGATION

None